Exhibit 99.1

Execution Version

APOLLO GLOBAL MANAGEMENT, INC.

25,000,000 Shares of 6.75% Series A Mandatory Convertible Preferred Stock

UNDERWRITING AGREEMENT

August 8, 2023

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

As Representatives of the Underwriters

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

Ladies and Gentlemen:

Apollo Global Management, Inc., a Delaware corporation (the “Issuer”), proposes to issue and sell to the several parties named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, an aggregate of 25,000,000 shares of 6.75% Series A Mandatory Convertible Preferred Stock, par value $0.00001 per share, with an initial liquidation preference of $50.00 per share (the “Preferred Stock”) of the Issuer (the “Underwritten Shares”), and, at the option of the Representatives, up to an additional 3,750,000 shares of the Preferred Stock (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Securities.” The Preferred Stock will be convertible into a variable number of shares of common stock, par value $0.00001 per share, of the Issuer (the “Common Stock”), and such shares of Common Stock into which the Securities are convertible, together with any shares of Common Stock delivered in payment of dividends on the Securities or upon redemption of the Securities, are hereinafter referred to as the “Underlying Shares.” The terms of the Preferred Stock will be set forth in the Certificate of Designations (the “Certificate of Designations”) to be filed by the Issuer under applicable Delaware law as an amendment to the Issuer’s Amended and Restated Certificate of Incorporation.

The Issuer has prepared and filed with the Commission an automatic shelf registration statement on Form S-3 (File No. 333-271275) covering the public offering and sale of certain securities, including the Securities, under the Act, which automatic shelf registration statement became effective under Rule 462(e). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B, is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, are collectively referred to herein as a “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Issuer will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be, prior to the Execution Time; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include the filing of any document under the Exchange Act, incorporated or deemed to be incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be, at or after the Execution Time. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 25 hereof.

1. Representations and Warranties. The Issuer represents and warrants to and agrees with each of the Underwriters that:

(a) The Issuer meets the requirements for use of Form S-3 under the Act. The Registration Statement, including the Base Prospectus contained therein, is an “automatic shelf registration statement” (as defined in Rule 405) and the Securities have been and remain eligible for registration by the Issuer on such automatic shelf registration statement. Such Registration Statement and any post-effective amendment thereto has become effective under the Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Issuer’s knowledge, contemplated. The Issuer has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), complied in all material respects with the requirements of the Act. Each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the Act and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

(b) Neither the Registration Statement nor any amendment thereto, at its effective time, on the Closing Date or on any Additional Closing Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Disclosure Package did not include, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), on the Closing Date or on any Additional Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection 1(b) shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information so furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(c) No Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Issuer or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c)) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Act provided by Rule 163. The Issuer (including its agents and representatives, other than the

Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to, and the Issuer will not prepare, make, use, authorize, approve or refer to, any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Registration Statement, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) any Issuer Free Writing Prospectus and (v) any electronic road show or other written communications, in each case used in accordance with Section 5(l).

(d) (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Issuer or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163, and (D) as of the Applicable Time, the Issuer was and is a “well-known seasoned issuer” (as defined in Rule 405).

(e) At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and at the date hereof, the Issuer was not and is not an “ineligible issuer,” as defined in Rule 405.

(f) The Issuer is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(g) Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, none of the Apollo Entities has sustained any material loss or interference with its business, there have been no transactions entered into by any of the Apollo Entities, other than those in the ordinary course of business, which are material with respect to the Apollo Entities taken as a whole and there has not been any change in the capital stock, other than any change pursuant to the Issuer’s share repurchase program, or long term debt of the Issuer or any of its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, net assets or results of operations of the Apollo Entities, taken as a whole, or the Issuer (each such change or development, a “Material Adverse Effect”).

(h) Each of the Apollo Entities has good and marketable title to all personal property owned by it, in each case free and clear of all pledges, liens, security interests, claims, restrictions or encumbrances except such as are described in the Registration Statement, the Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Apollo Entities; and any real property and buildings held under lease by the Apollo Entities are held by them under valid, subsisting and enforceable leases with such exceptions as would not reasonably be expected to have a Material Adverse Effect; none of the Apollo Entities hold any ownership interests in any material real property.

(i) The Issuer has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and, except as would not reasonably be expected to have a Material Adverse Effect, has been duly qualified as a corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; each of the other Apollo Entities and the Apollo Funds has been duly formed and is validly existing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and is in good standing under the laws of its jurisdiction of organization, has been duly qualified as a foreign corporation or other entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to have such power and authority or to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

(j) Except in each case as described in the Registration Statement, the Disclosure Package and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, all of the outstanding shares of capital stock, partnership interests, member interests or other equity interests of each Subsidiary that are owned directly or indirectly by the Issuer (i) have been duly and validly authorized and issued and are fully paid (in the case of any Subsidiaries that are organized as limited liability companies, limited partnerships or other business entities, to the extent required under the applicable limited liability company, limited partnership or other organizational agreement) and non-assessable (except in the case of interests held by general partners or similar entities under the applicable laws of other jurisdictions, in the case of any Subsidiaries that are organized as limited liability companies, as such non-assessability may be affected by Section 18-607 or Section 18-804 of the Delaware Limited Liability Company Act or similar provisions under the applicable laws of other jurisdictions or the applicable limited liability company agreement and, in the case of any Subsidiaries that are organized as limited partnerships, as such non-assessability may be affected by Section 17-607 or Section 17-804 of the Delaware Revised Uniform Limited Partnership Act or similar provisions under the applicable laws of other jurisdictions or the applicable limited partnership agreement) and (ii) are owned directly or indirectly by the Issuer, free and clear of any lien, charge, encumbrance, security interest or any other claim of any third party.

(k) The Issuer has an authorized capitalization as set forth in the Preliminary Prospectus, and all of the issued shares of capital stock of the Issuer have been duly and validly authorized and issued, and the holders thereof are not liable to the Issuer to make any additional capital contributions with respect to such shares; and such issued shares of capital stock conform to the description of the stock contained in the Preliminary Prospectus and the Prospectus.

(l) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligation into or exchange any securities for, limited partner interests or other ownership interests in any of the Apollo Entities or any security convertible into or exchangeable or exercisable for partner interests or other ownership interests in any Apollo Entity.

(m) Prior to the date hereof, no Apollo Entity has and, to the best knowledge of the Issuer, no Affiliate of an Apollo Entity and no person acting on behalf of any Apollo Entity or any Affiliate of an Apollo Entity has (a) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities, to facilitate the sale or resale of any of the Securities, (b) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities, or (c) paid or agreed to pay to any person any compensation for soliciting another to purchase the Securities, other than as contemplated in this Agreement.

(n) The compliance by the Issuer with all of the provisions of this Agreement, the Certificate of Designation (collectively, the “Transaction Documents”), the issuance and sale of the Securities, the issuance of a number of Underlying Shares equal to the Maximum Number of Underlying Shares (as defined in Section 1(v) hereof) issuable by the Issuer in accordance with the terms of the Preferred Stock set forth in the Certificate of Designation and the consummation of the transactions contemplated herein and in the Transaction Documents, the Registration Statement, the Disclosure Package and the Prospectus and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Apollo Entity or any Apollo Fund is a party or by which any Apollo Entity or any Apollo Fund is bound or to which any of the property or assets of any Apollo Entity or any Apollo Fund is subject, except for such conflicts, breaches or defaults that, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the organizational documents of any Apollo Entity, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any Apollo Entity or any of their properties, except, other than in the case of any organizational documents of any Apollo Entity, such violations that, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the compliance with the provisions of the Transaction Documents by the Issuer or the consummation of the transactions contemplated herein or therein by the Issuer, including the sale of the Securities and the issuance of a number of Underlying Shares equal to the Maximum Number of Underlying Shares issuable by the Issuer in accordance with the terms of the Preferred Stock set forth in the Certificate of Designation, or the execution, delivery and performance of the Certificate of Designation and the Securities, except for (a) the filing of the Certificate of Designation with the State of Delaware, (b) any such consents, approvals, authorizations, filings or orders the absence of which would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect and (c) any such consents, approvals, authorizations, registrations or qualifications as have already been obtained or may be required under the Act, the rules of the New York Stock Exchange (“NYSE”), state securities or “Blue Sky” laws or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the transactions contemplated herein.

(o) No Apollo Entity and, to the knowledge of the Issuer, none of the Apollo Funds is (a) in violation of any of its organizational documents or (b) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any credit agreement, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for, in the case of clause (b), such defaults that would not reasonably be expected to result in a Material Adverse Effect.

(p) The statements set forth in or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus under the captions “Description of Capital Stock—Common Stock,” “Description of Mandatory Convertible Preferred Stock,” “Underwriting” and “Certain U.S. Federal Income Tax Consequences,” insofar as they purport to describe the provisions of the laws and documents referred to therein are accurate, complete and fair in all material respects.

(q) No Apollo Entity is currently prohibited, directly or indirectly, from paying any dividends, from making any other distribution on its partner interests, capital stock or other equity interests, from repaying any loans or advances to it from any Apollo Entity or from transferring any of its property or assets to any Apollo Entity, except as described in or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus.

(r) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Issuer, threatened, against or affecting any Apollo Entity or any Apollo Fund that would reasonably be expected to result in a Material Adverse Effect, or that would reasonably be expected to have a Material Adverse Effect on the properties or assets of any Apollo Entity or any Apollo Fund or on the power or ability of the Issuer to perform its obligations under the Transaction Documents or to consummate the transactions contemplated hereby or thereby.

(s) This Agreement has been duly authorized, executed and delivered by the Issuer.

(t) The Securities to be issued and sold by the Issuer to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, and upon the filing and effectiveness of the Certificate of Designation, will be duly and validly issued, fully paid and non-assessable and will conform to the description thereof in the Disclosure Package and the Prospectus; and the issuance of the Securities is not subject to any preemptive or similar rights that have not been duly waived.

(u) The Certificate of Designation has been duly authorized by the Issuer and will have been duly executed and delivered by the Issuer and duly filed pursuant to applicable Delaware law on or before the Closing Date. The holders of the Preferred Stock will have the rights set forth in the Certificate of Designation upon filing of the Certificate of Designation under applicable Delaware law.

(v) The Securities will be convertible into shares of Common Stock in accordance with the terms of the Preferred Stock set forth in the Certificate of Designation; a number of Underlying Shares equal to the Maximum Number of Underlying Shares (as defined below) has been duly authorized and reserved for issuance by all necessary corporate actions of the Issuer; all Underlying Shares, when issued upon such conversion or delivery (as the case may be) in accordance with the terms of the Preferred Stock set forth in the Certificate of Designation, will be duly authorized, validly issued, fully paid and non-assessable, will conform in all material respects to the descriptions thereof in the Disclosure Package and the Prospectus and will not be subject to any preemptive or similar rights. As used herein, “Maximum Number of Underlying Shares” means the product of (A) the sum of (x) a number of shares of Common Stock equal to the initial maximum conversion rate per share of the Preferred Stock set forth in the Certificate of Designation and (y) the maximum number of shares of Common Stock deliverable by the Issuer in respect of dividends payable per share of Preferred Stock (whether or not declared), multiplied by (B) the aggregate number of Securities (assuming the exercise in full of the option set forth in Section 2 herein), in each case in accordance with the terms of the Certificate of Designation.

(w) The Issuer is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Prospectus will not be, an “investment company”, as such term is defined in the Investment Company Act.

(x) Deloitte & Touche LLP, who have issued an independent auditors report on the financial statements of, (i) for the periods on or before December 31, 2021, Apollo Asset Management, Inc. (f/k/a Apollo Global Management, Inc.) and its subsidiaries and (ii) for the periods subsequent to December 31, 2021, the Issuer and its subsidiaries, as of December 31, 2022 and December 31, 2021 and for each of the years in the three-year period ended December 31, 2022, and the effectiveness of internal control over financial reporting as of December 31, 2022, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

(y) Each of the Apollo Entities maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z) Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, there are no material weaknesses in the Issuer’s internal control over financial reporting. The Issuer’s auditors and the Audit Committee of the Board of Directors of the Issuer have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Issuer’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Issuer’s internal control over financial reporting.

(aa) The Issuer maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Issuer and its subsidiaries is made known to the Issuer’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(bb) The financial statements (including the related notes) of the Issuer and its consolidated subsidiaries included in or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the financial position of the Issuer and its consolidated subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown; such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) applied on a consistent basis. The supporting schedules, if any, present fairly in all material respects, in accordance with GAAP, the information required to be stated therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus under the Act. All disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable.

(cc) All tax returns required to be filed by the Apollo Entities and the Apollo Funds in all jurisdictions have been timely and duly filed, other than those filings being contested in good faith and except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no tax returns of the Apollo Entities and the Apollo Funds that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which any Apollo Entity or any Apollo Fund has received notice), except where the findings of such audit would not reasonably be expected to result in a Material Adverse Effect. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges, due or claimed to be due from such entities, have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest or those that would not reasonably be expected to result in a Material Adverse Effect.

(dd) [Reserved.]

(ee) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, each of the Issuer and its Subsidiaries maintains insurance covering its properties, operations, personnel and businesses that insures against such losses and risks as are adequate in accordance with its reasonable business judgment to protect the Issuer and its Subsidiaries and their businesses, except as would not reasonably be expected to have a Material Adverse Effect.

(ff) The Issuer is not required to be registered, licensed or qualified as an investment adviser or a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable; each of the Subsidiaries that is required to be registered, licensed or qualified as an investment adviser or a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable, is so registered, licensed or qualified in each jurisdiction where the conduct of its business requires such registration, license or qualification (and such registration, license or qualification is in full force and effect), and is in compliance with all applicable laws requiring any such registration, licensing or qualification, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus or where the failure to be so registered, licensed or qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg) The Issuer is not a party to any investment advisory agreement; each investment advisory agreement to which any of the Subsidiaries is a party is a valid and legally binding obligation of the Subsidiaries party thereto and in compliance with the applicable provisions of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), except such as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and none of the Subsidiaries is in breach or violation of or in default under any such agreement which breach, violation, default or invalidity has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(hh) Each of the Apollo Funds that is required to be registered with the Commission as an investment company under the Investment Company Act (i) is duly registered with the Commission as an investment company under the Investment Company Act, and (ii) is in compliance with Federal Securities Laws (as defined below), except, with respect to each of (i) and (ii), for such failure to be so registered or to have adopted such programs as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Federal Securities Laws” shall mean the Investment Company Act, the Advisers Act, the Act, the Exchange Act, the Sarbanes-Oxley Act of 2002, The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Title V of the Gramm-Leach Bliley Act and the rules adopted by the Commission thereunder, as well as certain applicable provisions under the Bank Secrecy Act and any rules adopted thereunder by the Commission or the Department of the Treasury.

(ii) Consummation of the transactions contemplated by this Agreement will not constitute an “assignment” within the meaning of such term under the Investment Company Act (and the rules and regulations thereunder) or the Advisers Act (and the rules and regulations thereunder) of any of the investment advisory contracts to which any of the Subsidiaries is a party; nor will consummation of such transactions adversely affect in any material respect the ability of the Issuer and its Subsidiaries to conduct their respective businesses in compliance with applicable law as described in the Registration Statement, the Disclosure Package and the Prospectus, including, but not limited to, providing investment advisory services to clients and funds, whether or not such funds are registered under the Investment Company Act.

(jj) None of the Apollo Entities or the Apollo Funds, or, to the knowledge of the Issuer, any director, officer, employee or agent associated with or acting on behalf of any Apollo Entity or the Apollo Funds, has violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the Bribery Act 2010 of the United Kingdom and the rules and regulations thereunder; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Issuer has instituted and maintains policies and procedures reasonably designed to ensure compliance therewith. Neither the Apollo Entities nor the Apollo Funds will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person, in each case, in violation of any applicable anti-corruption laws.

(kk) The operations of the Apollo Entities and the Apollo Funds are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Apollo Entities or the Apollo Funds with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuer, threatened, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(ll) None of the Apollo Entities or the Apollo Funds or, to the knowledge of the Issuer, any of their respective directors, officers, agents, employees or Affiliates, is currently subject to any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)), the United Nations Security Council, the European Union, HM Treasury, or any other relevant sanctions authority (collectively, “Sanctions”). None of the Apollo Entities or the Apollo Funds will use the proceeds from the sale of the Securities in any manner that results in a violation of Sanctions by any person or entity.

(mm) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect (i) (x) the Issuer and its Subsidiaries take all commercially reasonable efforts to protect the integrity, security, redundancy and continuous operation of the information technology and computer systems, networks, hardware, software, data, equipment or technology used in connection with their businesses (collectively, “IT

Systems and Data”), (y) the IT Systems and Data are free and clear of all errors, defects, Trojan horses, time bombs, malware and other corruptants and (z) there have been no breaches, suspected breaches, violations, outages, unauthorized uses of or access to, or other compromise to the IT Systems and Data; and (ii) the Issuer and its Subsidiaries are in compliance with, and have no knowledge of any noncompliance with, applicable laws or statutes, judgments, orders, rules or regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(nn) The Issuer and its Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) used in the operation of the business as now operated, except where the failure to own or possess such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Issuer and its Subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with the asserted rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(oo) [Reserved.]

(pp) Except as would not reasonably be expected to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), subject to Title IV of ERISA, that is maintained, administered or contributed to by the Issuer or any of its Affiliates, that together with the Issuer would be deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA (“ERISA Affiliates”), for employees or former employees of the Issuer and its ERISA Affiliates, including, without limitation, any multiemployer plan within the meaning of Section 3(37) of ERISA, has been maintained in compliance with its terms and the requirements of applicable orders and laws, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, for which the Issuer would have any liability, excluding transactions effected pursuant to a class, statutory or administrative exemption, has occurred in the three years prior to the date of this Agreement with respect to any such plan; (iii) no such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA has failed to satisfy the “minimum funding standards” within the meaning of Section 412 of the Code in the three years prior to the date of this Agreement, whether or not waived; (iv) no “reportable event” (as defined in ERISA), other than a reportable event for which the notice period referred to in Section 4043(c) of ERISA has been waived, has occurred in the three years prior to the date of this Agreement with respect to any such plan for which the Issuer would have any liability; and (v) neither the Issuer nor any of its ERISA Affiliates has incurred in the six years prior to the date of this Agreement, or, as a result of the transactions contemplated by this Agreement reasonably expects to incur, any liability under Title IV of ERISA with respect to termination of, or withdrawal from, any such plan; provided, however, that for purposes of clauses (i) through (v) above, such representations with respect to any multiemployer plan within the meaning of Section 3(37) of ERISA shall be made to the knowledge of the Issuer.

(qq) The interactive data in eXtensible Business Reporting Language included in or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(rr) Except as disclosed in the Preliminary Prospectus, there are no persons with registration rights or other similar rights to have any equity or debt securities, including securities that are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Issuer under the Act.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule I hereto at a price per share (the “Purchase Price”) of $48.75; it being understood that the aggregate purchase price for the Underwritten Shares is $1,218,750,000. In addition, the Issuer agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, solely to cover over-allotments, severally and not jointly, from the Issuer, the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Issuer and payable on the Underwritten Shares but not payable on the Option Shares. If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the aggregate number of Underwritten Shares being purchased from the Issuer by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Securities as the Representatives in their sole discretion shall make. The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Issuer. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered (the “Additional Closing Date”) and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of this Agreement). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein (unless such date and time is the same date and time as the Closing Date).

3. Delivery and Payment. Delivery of and payment for the Underwritten Shares shall be made at 10:00 A.M., New York City time, on August 11, 2023, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Issuer or as provided in Section 9 hereof (such date and time of delivery and payment for the Underwritten Shares being herein called the “Closing Date”). In addition, in the event that the Underwriters elect to purchase any or all of the Option Shares, delivery of and payment for such Option Shares shall be made on such Additional Closing Date as specified in the notice from the Representatives to the Issuer. Delivery of the Securities shall be made to the Representatives for the respective accounts of the Underwriters against payment by the several Underwriters through the Representatives of the Purchase Price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to the account specified by the Issuer. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4. Offering by the Underwriters. The Issuer understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Disclosure Package and the Prospectus. The Issuer acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter.

5. Agreements. The Issuer agrees with each Underwriter that:

(a) The Issuer, subject to Section 5(c), will comply with the requirements of Rule 430B, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Act concerning the Registration Statement and (v) if the Issuer becomes the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities. The Issuer will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Issuer will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Issuer shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) and otherwise in accordance with Rules 456(b) and 457(r) (including, if applicable, by updating the “Calculation of Filing Fee Table” exhibit in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or in an exhibit to a prospectus filed pursuant to Rule 424(b)).

(b) The Issuer will not amend or supplement the Registration Statement or the Prospectus other than by the Issuer filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representatives; provided, however, that prior to the completion of the distribution of the Securities by the Underwriters (as defined by the Underwriters), the Issuer will not file any document under the Exchange Act that is incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus unless, prior to such proposed filing, the Issuer uses reasonable efforts to furnish the Representatives with a copy of such document for their review. The Issuer will promptly advise the Representatives when any document filed under the Exchange Act that is incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus shall have been filed with the Commission.

(c) The Issuer will comply with the Act and the Exchange Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required by the Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Issuer, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Act or the Exchange Act, the Issuer will promptly (A) give the Representatives notice of such event; (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such requirements and, within a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement; and (C) file with the Commission any such amendment or supplement; provided that the Issuer shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall object. The Issuer will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Issuer has given the Representatives notice of any filings made pursuant to the Exchange Act or the rules thereunder within 48 hours prior to the Applicable Time; the Issuer will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Date and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(d) The Issuer has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) The Issuer has delivered to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Issuer hereby consents to the use of such copies for purposes permitted by the Act. The Issuer will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) The Issuer will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Act.

(g) The Issuer will arrange, if necessary, for the qualification of the Securities for sale by the Underwriters under the laws of such jurisdictions as the Representatives may designate (including Japan and certain provinces of Canada) and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Issuer be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Issuer will promptly advise the Representatives of its receipt of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(h) The Issuer will cooperate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(i) The Issuer will use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

(j) The Issuer will not for the period between the Execution Time and 30 days after the date of the Prospectus (the “Lock-up Period”), without the prior written consent of the Representatives, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Act relating to any common stock, securities similar to or ranking on par with or senior to the common stock or any securities convertible into or exercisable or exchangeable for the common stock or any such similar, parity or senior securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or any such similar, parity or senior securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or any such similar, parity or senior securities, in cash or otherwise.

The restrictions described above do not apply to (i) the issuance of shares of Common Stock or securities convertible into or exercisable for shares of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of restricted stock units (including net settlement), in each case outstanding on the date of this Agreement and described in the Prospectus; (ii) grants of stock options, stock awards, restricted stock, restricted stock units, or other equity awards and the issuance of shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock (whether upon the exercise of stock options or otherwise) to or in respect of the Issuer’s employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the Closing Date and described in the Prospectus, or a successor thereto; (iii) the issuance of shares of Common Stock issuable as dividends on the Mandatory Convertible Preferred Stock; (iv) the issuance of shares of Common Stock in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or business entity or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition or (v) the issuance of shares of Common Stock, of restricted stock awards or of options to purchase shares of Common Stock, in each case, in connection with joint ventures, commercial relationships or other strategic transactions; provided that, in the case of immediately preceding clauses (iv) and (v), the aggregate number of restricted stock awards and shares of Common Stock issued in connection with, or issuable pursuant to the exercise of any options issued in connection with, all such acquisitions and other transactions does not exceed 10% of the aggregate number of shares of Common Stock outstanding immediately following the consummation of the offering of the Securities and the recipient of the shares of Common Stock agrees in writing to be bound by the same terms described in the agreement attached hereto as Exhibit A; (vi) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of this Agreement and described in the Prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction; or (vii) the issuance, if any, of Underlying Shares pursuant to the terms of the Certificate of Designation.

For the avoidance of doubt, nothing in this Section 1(j) shall restrict the Issuer and its subsidiaries from offering or issuing debt securities.

(k) The Issuer, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(l) The Issuer agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Issuer with the Commission or retained by the Issuer under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule II hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Issuer represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Issuer will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m) The Issuer will not take, directly or indirectly, any action designed to, or that has constituted or that might reasonably be expected to, cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities.

(n) The Issuer will, for a period of twelve months following the Execution Time, furnish to the Representatives (i) all reports or other communications (financial or other) regarding the Issuer generally made available to its security holders, and deliver such reports and communications to the Representatives as soon as they are available, unless such documents are furnished to, or filed with, the Commission or any securities exchange on which any class of securities of the Issuer is listed and generally made available to the public and (ii) such additional information concerning the business and financial condition of the Issuer as the Representatives may from time to time reasonably request (such statements to be on a consolidated basis to the extent the accounts of the Issuer and its subsidiaries are consolidated in reports furnished to its security holders).

(o) The Issuer will file a registration statement with the Commission with respect to the Preferred Stock on Form 8-A pursuant to Section 12 of the Exchange Act, which registration statement will comply in all material respects with the applicable requirements of the Exchange Act.

(p) The Issuer agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto; (ii) the preparation, printing and delivery to the Underwriters of copies of each Preliminary Prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, each Issuer Free Writing Prospectus, and the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of the Securities; (v) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vi) the printing (or reproduction) and delivery of the Transaction Documents, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states, Japan, the provinces of Canada and any other jurisdictions specified pursuant to Section 5(g) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (viii) the fees and expenses for any transfer agent or registrar for the Securities, (ix) the fees and expenses in connection with the registration of the Securities under the Exchange Act and the listing of the Securities on the NYSE; (x) the transportation and other expenses incurred by or on behalf of representatives of the Issuer (other than the Underwriters in their capacity as such) in connection with presentations to prospective purchasers of the Securities; (xi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities; (xii) the fees and expenses of the Issuer’s accountants and the fees and expenses of counsel (including local and special counsel) for the Issuer in respect of the transactions contemplated hereby; (xiii) any fees charged by the rating agencies for the rating of the Securities; and (xiv) all other costs and expenses incident to the performance by the Issuer of their obligations hereunder.

(q) The Issuer will use its reasonable best efforts to list, subject to notice of issuance, the Securities and a number of Underlying Shares equal to the Maximum Number of Underlying Shares on the NYSE within 30 days after the Closing Date.

(r) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, as executed by the executive officers and directors of the Issuer listed on Exhibit B hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect during the Lock-up Period. During the Lock-up Period, the Issuer will not cause or permit any waiver, release, modification or amendment of any such stop transfer instructions or stop transfer procedures without the prior written consent of the Representatives.

(s) The Issuer will reserve, and keep available at all times, beginning at the Closing Date, a number of Underlying Shares equal to the Maximum Number of Underlying Shares, free of preemptive or similar rights, for the purpose of issuance upon conversion of the Securities and payment of dividends on the Securities, as applicable.

(t) The Issuer will, during the period from and including the date hereof through and including the earlier of (a) the purchase by the Underwriters of all of the Option Shares and (b) the expiration of the Underwriters’ option to purchase Option Shares, not do or authorize or cause any act or thing that would result in an adjustment of the “fixed conversion rates” (as defined in the Disclosure Package) of the Preferred Stock.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, shall be subject to the accuracy of the representations and warranties of the Issuer contained herein at the Execution Time, the Closing Date or the Additional Closing Date, as the case may be, to the accuracy of the statements of the Issuer made in any certificates pursuant to the provisions hereof, to the performance by the Issuer of its obligations hereunder and to the following additional conditions:

(a) The Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Issuer’s knowledge, contemplated; and the Issuer has complied with each request (if any) from the Commission for additional information. The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b) and the final term sheet in the form approved by you and attached as Schedule III hereto, and any other material required to be filed by the Issuer pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433. The Issuer shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(b) The Issuer shall have requested and caused Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Issuer, to furnish to the Representatives its opinion and disclosure letter, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Representatives, substantially in the forms attached hereto as Exhibits C-1 and C-2, respectively.

(c) The Representatives shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Disclosure Package, the Prospectus (as amended or supplemented on the Closing Date or the Additional Closing Date, as the case may be) and other related matters as the Representatives may reasonably require, and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Representatives shall have received on the Closing Date or the Additional Closing Date, as the case may be, a certificate, dated the Closing Date or the Additional Closing Date, as the case may be, and signed by an executive officer of the Issuer, on behalf of the Issuer to the effect that (x) each of the signers of such certificate has carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any supplements or amendments thereto, and this Agreement, (y) the representations and warranties of the Issuer contained in this Agreement are true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be, and that the Issuer has complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the

Closing Date or the Additional Closing Date, as the case may be, and (z) since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise) earnings, business or properties of the Issuer and the Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), provided that any executive officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.

(e) At the Execution Time and at the Closing Date or the Additional Closing Date, as the case may be, (i) Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Issuer, letters, dated respectively as of the Execution Time and as of the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of (A) for the periods on or before December 31, 2021, Apollo Asset Management, Inc. (f/k/a Apollo Global Management, Inc.) and its subsidiaries and (B) for the periods subsequent to December 31, 2021, the Issuer and its subsidiaries contained or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three Business Days prior to the Closing Date or the Additional Closing Date, as the case may be, and (ii) PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Issuer, letters, dated respectively as of the Execution Time and as of the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of Athene Holding Ltd. as of and for the year ended December 31, 2021 contained or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three Business Days prior to the Closing Date or the Additional Closing Date, as the case may be.

(f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment or supplement thereto), the Disclosure Package (exclusive of any amendment or supplement thereto) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise) earnings, business or properties of the Issuer and the Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Issuer’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(h) On or before the Closing Date, the Certificate of Designation shall have been filed under applicable Delaware law and become effective and the Issuer shall have delivered evidence of such filing and effectiveness to the Representatives.

(i) On or before the Closing Date, the Issuer shall have filed the requisite listing application with the NYSE for the listing of a number of Underlying Shares equal to the Maximum Number of Underlying Shares on the NYSE (subject to adjustments as described in the Certificate of Designation).

(j) Prior to the Closing Date or the Additional Closing Date, as the case may be, the Issuer shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date or such Additional Closing Date, as the case may be, by the Representatives. Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Underwriters, Simpson Thacher & Bartlett LLP, on the Closing Date or any Additional Closing Date, as the case may be.

7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Issuer to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Issuer, jointly and severally, will reimburse the Underwriters severally through the Representatives on demand for all properly documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Issuer agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, Affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission in any Preliminary Prospectus, Issuer Free Writing Prospectus or Prospectus of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein, in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information so furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof. This indemnity agreement will be in addition to any liability that the Issuer may otherwise have.

(b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Issuer, each of its directors, each of its officers, and each person who controls the Issuer within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Issuer by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity in clause 8(a) above. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Issuer acknowledges that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and (ii) under the heading “Underwriting,” the thirteenth, fourteenth (other than the fourth, seventh and tenth sentences of such paragraph), fifteenth and sixteenth paragraphs related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any other written information used by or on behalf of the Issuer in connection with the offer or sale of the Securities, or in any amendment or supplement thereto.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuer and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Issuer and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuer and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Issuer shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuer on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuer and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Issuer within the meaning of either the Act or the Exchange Act and each officer and director of the Issuer shall have the same rights to contribution as the Issuer, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail on the Closing Date or the Additional Closing Date, as the case may be, to purchase and pay for any of the Securities agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Securities set forth opposite their names in Schedule I hereto bears to the number of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date; provided, however, that in the event that the number of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date shall exceed 10% of the number of Securities to be purchased on such date, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities to be purchased on the Closing Date or the Additional Closing Date, as the case may be, this Agreement will terminate without liability to any nondefaulting Underwriter or the Issuer. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date or the Additional Closing Date, as the case may be, shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuer or any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Issuer prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in any securities of the Issuer shall have been suspended or materially limited by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis, in each case, the effect of which on financial markets is material and adverse and which, singly or together with any other event specified in this clause (iii), makes it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

11. Research Analyst Independence. The Issuer acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Issuer and its Subsidiaries and/or the offering that differ from the views of their respective investment banking divisions. The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer or any Subsidiary may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Issuer or any Subsidiary by such Underwriters’ investment banking divisions. The Issuer acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the entities that may be the subject of the transactions contemplated by this Agreement.

12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuer or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Issuer or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or emailed to Goldman Sachs & Co. LLC at 200 West Street, New York, New York 10282, Attention: Registration Department or email: Prospectus-ny@ny.email.gs.com, Morgan Stanley & Co. LLC at 1585 Broadway, 29th Floor, New York, New York 10036, Attention: Investment Banking Division or email: prospectus@morganstanley.com and Wells Fargo Securities, LLC, Attention: Equity Syndicate Department, 500 West 33rd St. 14th Floor, New York, NY 10001 or (800) 326-5897 or email a request to cmclientsupport@wellsfargo.com; or, if sent to the Issuer, will be mailed, delivered or emailed to Apollo Global Management, Inc., 9 West 57th Street, 42nd Floor, New York, New York 10019, Attention: Jessica L. Lomm, Email: JLomm@apollo.com.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and no other person will have any right or obligation hereunder.

15. Jurisdiction. The Issuer agrees that any suit, action or proceeding against it brought by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any U.S. federal or New York state court located in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer and the Underwriters, or any of them, with respect to the subject matter hereof.

17. Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18. Waiver of Jury Trial. The Issuer hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. No Fiduciary Duty. The Issuer hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuer, on the one hand, and the Underwriters and any Affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Issuer and (c) the Issuer’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Issuer agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Issuer on related or other matters). The Issuer agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Issuer, in connection with such transaction or the process leading thereto.

20. Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, purchasers of the Securities (and each employee, representative or other agent of a purchaser) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Securities relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

21. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Issuer, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

22. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter, as a Covered Entity, becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter, as a Covered Entity, or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 22: (a) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (b) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (c) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (d) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

23. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

24. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

25. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Applicable Time” shall mean 10:35 P.M., New York City time, on August 8, 2023 or such other time as agreed by the Issuer and the Representatives.

“Apollo Entities” shall mean the Issuer and its Subsidiaries.

“Apollo Funds” shall mean, collectively, all Funds (i) sponsored or promoted by any of the Subsidiaries, (ii) for which any of the Subsidiaries acts as a general partner or managing member (or in a similar capacity) or (iii) for which any of the Subsidiaries acts as an investment adviser or investment manager.

“Base Prospectus” shall mean the base prospectus, dated April 14, 2023, filed pursuant to Rule 424(b) under the Act, with the Registration Statement.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, (iii) the most recent Preliminary Prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time, (iv) the information included on Schedule II hereto and (v) the final term sheet attached as Schedule III hereto, all considered together.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Fund” shall mean any collective investment vehicle (whether open-ended or closed-ended) including, without limitation, any such vehicle in the form of an investment company, a general and limited partnership, a trust and a company organized in any jurisdiction.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Issuer Free Writing Prospectus” shall mean any “issuer free writing prospectus,” as defined in Rule 433, including without limitation any “free writing prospectus” (as defined in Rule 405) relating to the Securities that is (i) required to be filed with the Commission by the Issuer, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Issuer’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule II hereto.

“Regulation D” shall mean Regulation D under the Act.

“Regulation S-T” shall mean Regulation S-T under the Act.

“Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 424,” “Rule 430B,” “Rule 433,” “Rule 456,” “Rule 457” and “Rule 462” refer to such rules under the Act.

“Subsidiaries” shall mean the subsidiaries of the Issuer, not including Funds managed by subsidiaries of the Issuer and entities controlled by such Funds.

[Signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Issuer and the several Underwriters.

Very truly yours,

Apollo Global Management, Inc.

By:	/s/ Jessica L. Lomm
	Name:	Jessica L. Lomm
	Title:	Vice President and Secretary

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Goldman Sachs & Co. LLC

By:	/s/ Mike Voris
Name: Mike Voris
Title: Partner

[Signature Page to Underwriting Agreement]

Morgan Stanley & Co. LLC

By:	/s/ Timothy O’Connor
Name: Timothy O’Connor
Title: Executive Director

[Signature Page to Underwriting Agreement]

Wells Fargo Securities, LLC

By:	/s/ Kevin Brillhart
Name: Kevin Brillhart
Title: Managing Director

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Securities to be Purchased
Goldman Sachs & Co. LLC	5,062,500
Morgan Stanley & Co. LLC	5,062,500
Wells Fargo Securities, LLC	2,562,500
Barclays Capital Inc.	1,875,000
Citigroup Global Markets Inc.	1,875,000
J.P. Morgan Securities LLC	1,875,000
UBS Securities LLC	1,875,000
RBC Capital Markets, LLC	1,312,500
Apollo Global Securities, LLC	1,250,000
Academy Securities, Inc.	187,500
Blaylock Van, LLC	187,500
BMO Capital Markets Corp.	187,500
BNP Paribas Securities Corp.	187,500
BofA Securities, Inc.	187,500
Drexel Hamilton, LLC	187,500
Mizuho Securities USA LLC	187,500
MUFG Securities Americas Inc.	187,500
Siebert Williams Shank & Co., LLC	187,500
SMBC Nikko Securities America, Inc.	187,500
SG Americas Securities, LLC	187,500
U.S. Bancorp Investments, Inc.	187,500

Total	25,000,000

SCHEDULE II

List of Issuer Free Writing Prospectuses (expressly included in the Disclosure Package):

The free writing prospectus dated August 8, 2023 filed with the Commission.

SCHEDULE III

Final Term Sheet

Pricing Term Sheet

Pricing Term Sheet	Free Writing Prospectus
dated as of August 8, 2023	Filed pursuant to Rule 433

Supplementing the
Preliminary Prospectus Supplement dated August 7, 2023 to the
Prospectus dated April 14, 2023
Registration No. 333-271275

Apollo Global Management, Inc.

25,000,000 Shares of 6.75% Series A Mandatory Convertible Preferred Stock

The information in this pricing term sheet should be read together with Apollo Global Management, Inc.’s preliminary prospectus supplement dated August 7, 2023 (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein and the related base prospectus dated April 14, 2023, each filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, Registration No. 333-271275. Terms not defined in this pricing term sheet have the meanings given to such terms in the Preliminary Prospectus Supplement. The information in this pricing term sheet supersedes the information in the Preliminary Prospectus Supplement and the accompanying prospectus to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement or the accompanying prospectus. All references to dollar amounts are references to U.S. dollars. The size of the offering was increased from the previously announced offering of 20,000,000 shares. The final prospectus supplement relating to the offering will reflect conforming changes relating to such increase in the size of the offering.

Issuer:	Apollo Global Management, Inc., a Delaware corporation.

Ticker / Exchange for the Common Stock:	APO / The New York Stock Exchange (“NYSE”).

Trade Date:	August 9, 2023.

Settlement Date:	August 11, 2023.

Securities Offered:	25,000,000 shares of the Issuer’s 6.75% Series A Mandatory Convertible Preferred Stock, par value $0.00001 per share (the “Mandatory Convertible Preferred Stock”).

Over-Allotment Option:	3,750,000 additional shares of Mandatory Convertible Preferred Stock.

Public Offering Price:	$50.00 per share of the Mandatory Convertible Preferred Stock.

Underwriting Discount:	$1.25 per share of the Mandatory Convertible Preferred Stock.

Liquidation Preference:	$50.00 per share of the Mandatory Convertible Preferred Stock.

Dividends:	6.75% of the liquidation preference of $50.00 per share of the Mandatory Convertible Preferred Stock per annum.

The expected dividend payable on the first Dividend Payment Date (as defined below) is approximately $0.7500 per share of the Mandatory Convertible Preferred Stock. Each subsequent dividend is expected to be $0.8438 per share of the Mandatory Convertible Preferred Stock.

Dividend Record Dates:	The January 15, April 15, July 15 and October 15 immediately preceding the relevant Dividend Payment Date.

Dividend Payment Dates:	January 31, April 30, July 31 and October 31 of each year, commencing on October 31, 2023 to, and including, July 31, 2026.

Mandatory Conversion Date:	The second business day immediately following the last trading day of the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding July 31, 2026. The Mandatory Conversion Date is expected to be July 31, 2026.

Initial Price:	Approximately $82.48, which is equal to $50.00, divided by the Maximum Conversion Rate (as defined below).

Threshold Appreciation Price:	Approximately $98.97, which represents an approximately 20% appreciation over the Initial Price and is equal to $50.00, divided by the Minimum Conversion Rate (as defined below).

Floor Price:	$28.87 (approximately 35% of the Initial Price), subject to adjustment as described in the Preliminary Prospectus Supplement.

Conversion Rate:	Upon conversion on the Mandatory Conversion Date, the conversion rate for each share of the Mandatory Convertible Preferred Stock, will be not more than 0.6062 shares of the Issuer’s common stock (the “Maximum Conversion Rate”) and not less than 0.5052 shares of the Issuer’s common stock, (the “Minimum Conversion Rate”), depending on the Applicable Market Value of the Issuer’s common stock, as described below and subject to certain anti-dilution adjustments.

The following table illustrates hypothetical conversion rates per share of the Mandatory Convertible Preferred Stock, subject to certain anti-dilution adjustments described in the Preliminary Prospectus Supplement:

Assumed Applicable Market Value of the Issuer’s common stock	Assumed Conversion Rate (number of shares of the Issuer’s common stock to be received upon mandatory conversion of each share of the Mandatory Convertible Preferred Stock)
Greater than the Threshold Appreciation Price	0.5052 shares of common stock

Equal to or less than the Threshold Appreciation Price but greater than or equal to the Initial Price Less than the Initial Price	Between 0.5052 and 0.6062 shares of common stock, determined by dividing $50.00 by the Applicable Market Value 0.6062 shares of common stock

Early Conversion at the Option of the Holder:	Other than during a Fundamental Change Conversion Period, at any time prior to July 31, 2026, holders of the Mandatory Convertible Preferred Stock have the option to elect to convert their shares of the Mandatory Convertible Preferred Stock, in whole or in part, into shares of the Issuer’s common stock at the Minimum Conversion Rate.

Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount:	If a Fundamental Change occurs on or prior to July 31, 2026, holders of the Mandatory Convertible Preferred Stock will have the right to convert their shares of the Mandatory Convertible Preferred Stock, in whole or in part, into shares of common stock (or units of exchange property (as described in the Preliminary Prospectus Supplement)) at the Fundamental Change Conversion Rate.

Holders who convert their Mandatory Convertible Preferred Stock within the Fundamental Change Conversion Period will also receive a Fundamental Change Dividend Make-Whole Amount and, to the extent there is any, the Accumulated Dividend Amount.

The following table sets forth the Fundamental Change Conversion Rate per share of the Mandatory Convertible Preferred Stock based on the Fundamental Change Effective Date and the Fundamental Change Stock Price:

	Fundamental Change Stock Price
Fundamental Change Effective Date	$30.00	$45.00	$60.00	$82.48	$90.00	$95.00	$98.97	$115.00	$130.00	$145.00	$160.00	$175.00

August 11, 2023	0.5014	0.5211	0.5178	0.5048	0.5011	0.4991	0.4976	0.4933	0.4911	0.4900	0.4897	0.4898
July 31, 2024	0.5358	0.5500	0.5429	0.5215	0.5152	0.5117	0.5092	0.5017	0.4978	0.4958	0.4949	0.4947
July 31, 2025	0.5706	0.5802	0.5741	0.5423	0.5315	0.5252	0.5208	0.5085	0.5028	0.5004	0.4996	0.4995
July 31, 2026	0.6062	0.6062	0.6062	0.6062	0.5556	0.5263	0.5052	0.5052	0.5052	0.5052	0.5052	0.5052

The exact Fundamental Change Stock Price and Fundamental Change Effective Date may not be set forth on the table, in which case:

•

if the Fundamental Change Stock Price is between two Fundamental Change Stock Price amounts in the table or the Fundamental Change Effective Date is between two Fundamental Change Effective Dates in the table, the Fundamental Change Conversion Rate will be determined by a straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Fundamental Change Stock Price amounts and the earlier and later Fundamental Change Effective Dates, as applicable, based on a 365- or 366-day year, as applicable;

•

if the Fundamental Change Stock Price is in excess of $175.00 per share (subject to adjustment in the same manner as the Fundamental Change Stock Prices set forth in the first row of the table above as described in the Preliminary Prospectus Supplement), then the Fundamental Change Conversion Rate will be the Minimum Conversion Rate; and

•

if the Fundamental Change Stock Price is less than $30.00 per share (subject to adjustment in the same manner as the Fundamental Change Stock Prices set forth in the first row of the table above as described in the Preliminary Prospectus Supplement), then the Fundamental Change Conversion Rate will be the Maximum Conversion Rate.

Discount Rate for Purposes of Fundamental Change Dividend Make-Whole Amount:	The discount rate for purposes of determining the Fundamental Change Dividend Make-Whole Amount is 6.07% per annum.

Use of Proceeds

The Issuer estimates that the net proceeds to it from the offering, after deducting the estimated underwriting discounts but before estimated offering expenses payable by it, will be approximately $1,219 million (or approximately $1,402 million if the underwriters exercise their over-allotment option to purchase additional shares of the Mandatory Convertible Preferred Stock in full).

The Issuer expects to use the net proceeds from the offering to accelerate its Retirement Services growth, helping Athene Holding Ltd., the Issuer’s subsidiary that conducts its retirement services business, capitalize on attractive opportunities available in the current market environment.

Listing:	The Issuer intends to apply to list the Mandatory Convertible Preferred Stock on the NYSE under the symbol “APO PR A” If the application is approved, the Issuer expects trading in the Mandatory Convertible Preferred Stock on the NYSE to begin within 30 days after the Mandatory Convertible Preferred Stock is first issued.

CUSIP / ISIN for the Mandatory Convertible Preferred Stock:	03769M 304 / US03769M3043

Global Coordinators & Joint Book-Running Managers:	Goldman Sachs & Co. LLC
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC

Joint Book-Running Managers:	Barclays Capital Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
UBS Securities LLC
RBC Capital Markets, LLC
Apollo Global Securities, LLC

Co-Managers:	Academy Securities, Inc.

Blaylock Van, LLC

BMO Capital Markets Corp.

BNP Paribas Securities Corp.

BofA Securities, Inc.

Drexel Hamilton, LLC

Mizuho Securities USA LLC

MUFG Securities Americas Inc.

Siebert Williams Shank & Co., LLC

SMBC Nikko Securities America, Inc.

SG Americas Securities, LLC

U.S. Bancorp Investments, Inc.

The Issuer has filed a registration statement (including the Preliminary Prospectus Supplement and the accompanying prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus Supplement and the accompanying prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies may be obtained from Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316, email: Prospectus-ny@ny.email.gs.com; Morgan Stanley & Co. LLC, c/o Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, telephone: 1-800-584-6837, email: prospectus@morganstanley.com; or Wells Fargo Securities, LLC, Attention: Equity Syndicate Department, 500 West 33rd St. 14th Floor, New York, NY 10001 or (800) 326-5897 or email a request to cmclientsupport@wellsfargo.com.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

EXHIBIT A

FORM OF LOCK-UP

EXHIBIT B

LIST OF EXECUTIVE OFFICERS AND DIRECTORS OF THE ISSUER SUBJECT TO LOCK-UP

EXHIBIT C-1

FORM OF OPINION TO BE PROVIDED BY

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

EXHIBIT C-2

FORM OF DISCLOSURE LETTER TO BE PROVIDED BY

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP